Exhibit 5.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10/A (the “F-10/A”) of our report, dated November 9, 2018, relating to the consolidated financial statements of High Street Capital Partners, LLC d/b/a Acreage Holdings which is part of this Registration Statement being filed with the United States Securities and Exchange Commission.

We also consent to the references to us contained in the F-10/A and in the documents incorporated by reference therein.

/s/ Macias Gini & O’Connell LLP
Sacramento, California
August 8, 2019